                                                                   EXHIBIT 10.58

September 6, 1996

Mr. Ben Weider
Weider Sports Equipment Co. Ltd.
2875 Bates Road
Montreal, Quebec  H3B3Y2


Mr. Eric Weider
Weider Health & Fitness
21100 Erwin Street
Woodland Hills, CA   91637-3773

Dear Ben and Eric:

     As part of a global settlement of certain disputes among and between Weider Health and Fitness ("WHF"), Weider Sports Equipment Co. Ltd. ("WSE"), ICON Health & Fitness, Inc. ("ICON") and their respective affiliates, and in partial consideration for each of Messrs. Ben Weider and Eric Weider entering into that certain Settlement Agreement, dated of even date herewith among, inter alia,
                                                                 ----- ----
WHF, WSE, Mr. Ben Weider, Mr. Eric Weider, ICON and certain other parties (the "Settlement Agreement"), and into certain other documentation contemplated by the Settlement Agreement, we are pleased to confirm our agreement with you regarding charitable contributions to be made by ICON as follows:

     ICON shall contribute, from time to time, within 30 days of the date a Charitable Donation Order Form (substantially in the form attached as Exhibit A hereto, and referred to herein as the "Order") is given by either Ben Weider or Eric Weider, such Eligible Equipment as either of you shall specify in the Order to such Qualifying Charities as either of you shall specify in the Order, in your names, or in such name or names as either of you shall specify in the Order, provided that the value of such Eligible Equipment (as determined in accordance with Annex I hereto) does not exceed $16,666 per month, which monthly amount has accrued from November 14, 1994 through the date hereof and shall continue to accrue monthly until the first to occur of a (i) change in control of IHF Capital, Inc. or any of its wholly-owned subsidiaries or (ii) the initial public offering of the common stock of IHF Capital, Inc. or any of its subsidiaries (clauses (i) and (ii) are collectively referred to herein as the "Termination Events"). ICON confirms that the amount accrued at August 31, 1996 was $359,147 and such amount and any additional accrual shall be contributed as directed notwithstanding the occurrence of either of the Termination Events. Capitalized terms used herein and not defined shall have the meanings set forth on Annex II hereto.

Mr. Ben Weider
Mr. Eric Weider
Page 2


     In addition to the contributions set forth in the foregoing paragraph, and irrespective of the Termination Events, ICON shall, during the year beginning on the sixth anniversary date of the date hereof, make such contributions of Eligible Equipment to such Qualifying Charities as Mr. Ben Weider or his legal representative shall specify, with an aggregate value of $200,000 (as determined in accordance with Annex I hereto).



                 [Remainder of page intentionally left blank]

Mr. Ben Weider
Mr. Eric Weider
Page 3


        If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below.


                                        Sincerely,

                                        \s\Scott Watterson

                                        Scott Watterson
                                        Chief Executive Officer,
                                        IHF Capital, Inc.
                                        ICON Health & Fitness, Inc.

AGREED:

Mr. Ben Weider


\s\Ben Weider
- --------------------
Ben Weider


Mr. Eric Weider


\s\Eric Weider
- --------------------
Eric Weider

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                                   EXHIBIT A

                    Form of Charitable Donation Order Form

[Date]

TO:  ___________________________
     ICON Health & Fitness, Inc.
     1500 South 1000 West
     Logan, Utah  84321

     Pursuant to the letter agreement between ICON and the undersigned, dated September __, 1996, please donate the following items: [list Eligible Equipment] to [insert name of Qualified Charity] within 30 days of the date specified above.

     The Eligible Equipment donated pursuant to this Order will be donated in the name of: [specify name or names].

     If for any reason you are unable to comply with this order, you will notify the undersigned within 5 business days so that the undersigned may provide you with alternative instructions. Thank you for your prompt attention in this matter.



                                              -----------------------------
                                              Name:

                                    ANNEX I

                             Terms and Conditions

Section 1.          VALUE OF ELIGIBLE SPORTS EQUIPMENT


The value of all Eligible Equipment donated by ICON or its subsidiaries, as the case may be, shall be equal to (i) the cost of such equipment to ICON or its subsidiaries, as applicable, plus (ii) the Shipping Cost (as defined in Section 2 below) for Eligible Equipment.

Section 2.          SHIPPING COST

The "Shipping Cost" for all Eligible Equipment shall be determined in accordance with the following: ICON shall arrange shipments of Eligible Equipment at rates identical to the rates it receives on shipments for its own orders (i.e. the
                                                                    ---
best, lowest rate available to ICON) and shall apply such rates to such Eligible Equipment on pro rata basis as determined by multiplying: (i) the total shipping cost for such shipment by (ii) the approximate percentage of space occupied in such shipment by such Eligible Equipment.

Section 3.          ACCOUNTING AND ACCESS

        a. Within 45 days after the date of each Charitable Contribution Order Form, ICON shall provide a statement to each of Mr. Eric Weider and Mr. Ben Weider, confirming:

             i. the quantity and type of each item shipped to the Qualifying Charity; and

             ii. the total aggregate value of the items (calculated in accordance Section 1 of the Annex B), shipped to the Qualifying Charity.



        b. Upon your request, ICON will provide you with access to its records to verify the information provided hereunder, including but not limited to, (i) the quantity, type and value of the pieces of Eligible Equipment that have been shipped; (ii) the destination of each shipment; and (iii) verification that the Shipping Costs are being charged in accordance with Section 2 of this Annex B.

                                   ANNEX II

                                  Definitions

     "Eligible Sports Equipment" shall mean all products now or hereafter acquired offered by ICON or any entity directly or indirectly controlled by, controlling or under direct or indirect common control with ICON.

     "Qualifying Charities" shall mean any entity for which contributions are deductible for income tax purposes under the United States Internal Revenue Code.